Exhibit 99.1

Press Release

Ness Technologies Settles Arbitration Case, Takes Fourth Quarter Provision

Strong fourth quarter anticipated, excluding provision

Hackensack, NJ – January 29, 2008 – Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of information technology solutions and services, announced today that the company signed a settlement yesterday in the previously disclosed long-running arbitration case with one of its clients, an Israeli insurance company.

The dispute developed in late 2006 when the client halted work on an ongoing project, claiming that Ness had breached the contract by not delivering the required software on time. Ness challenged the claim, noting that the client had dramatically increased the scope of the project since its start. The dispute went to mandatory arbitration in January 2007, as per the terms of the contract. The client sought reimbursement of amounts it had paid as well as damages, together totaling approximately $25 million.

Under the terms of the settlement agreement, Ness will pay $9 million to settle the arbitration.

“We are quite pleased to have settled the arbitration and, in doing so, to have removed the overhang from our business,” said Sachi Gerlitz, president and chief executive officer of Ness. “This positions us for what we believe will be a strong 2008 and allows us to focus on our core business, which remains strong. We have plenty of cash available and feel very bullish about the future. This outlook is supported by our fourth quarter results, which, excluding the provision for the settlement costs and other adjustments, we expect to be in the upper part of our prior guidance range.”

“This settlement completes the clean-up process that we began about ten months ago,” said Ofer Segev, executive vice president and chief financial officer. “It is in-line with our focus on conservative management, and in-line with our goal of ensuring steady margin expansion in the future. Removing the arbitration risk and adjusting a few other unrelated allowances gives us a clean slate going forward. Our balance sheet and liquidity remain strong, and we expect strong operating cash flows in the fourth quarter. We feel very confident about the future.”

In addition to the $9 million payment to the client, Ness is taking a charge to write down accounts receivable and other assets related to the contract with the client and for legal expenses associated with the arbitration, together totaling approximately $7 million. The provision also includes an additional approximately $5 million of unrelated allowances for doubtful accounts and other adjustments. The company has taken all these charges in the fourth quarter of 2007, for a total provision of approximately $21 million.

Ness expects that its liability insurance policy, which has a cap of $5 million per claim, will cover some portion of the settlement cost. The company has not accounted for the anticipated reimbursement in its financial statements at this time.

As previously announced, Ness will release its fourth quarter and full year 2007 financial results and 2008 guidance before the start of trading on Tuesday, February 5, 2008, following which it will conduct a conference call to discuss the results, at 8:30 AM Eastern Time / 5:30 AM Pacific Time.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With over 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262